UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 02, 2010

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2010, Fortune Industries, Inc. (the "Company") received a letter dated July 2, 2010 from the staff of the NYSE Amex LLC (the "Exchange"), stating the staff has determined that the Company is not in compliance with Section 803(B)(2)(c) of the NYSE Amex Company Guide (the "Company Guide"), in that the Company’s audit committee is not comprised of at least two independent directors. This non-compliance is a result of the May 7, 2010 resignation of one of the Company's independent directors, who also served on the Company’s audit committee.

The Company has until the earlier of the next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to comply with the requirement to regain compliance.  The Company is currently interviewing potential candidates for the position of independent director and audit committee member, and expects to have the position filled by the required timeframe.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.          DESCRIPTION OF EXHIBIT

99.1     Press Release dated July 2, 2010

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: July 02, 2010                                                   By: /s/ Tena Mayberry

                                                                                  Tena Mayberry

                                                                                  Chief Executive Officer